Exhibit 99.1

Covidien Reports Fourth-Quarter and Fiscal 2012 Results

•	Fourth-quarter and fiscal 2012 results negatively impacted by extra selling week in 2011 and unfavorable foreign exchange rate movement

•	Fourth-quarter net sales down 3% (flat excluding foreign exchange rate movement); Medical Devices sales down 1% (up 2% excluding foreign exchange rate movement)

•	Fourth-quarter diluted GAAP earnings per share from continuing operations were $0.96; excluding specified items, adjusted diluted earnings per share from continuing operations were $1.02

•	Fiscal 2012 diluted GAAP earnings per share from continuing operations were $3.92; excluding specified items, adjusted diluted earnings per share from continuing operations were $4.26, up 7%

DUBLIN, Ireland – November 9, 2012 – Covidien plc (NYSE: COV) today reported results for the fourth quarter of fiscal 2012 (July – September 2012). Fourth-quarter net sales of $3.00 billion were 3% lower than the $3.08 billion reported in the fourth quarter last year. The reported quarterly sales growth rate reflected unfavorable foreign exchange rate movement, which decreased the rate by about three percentage points, and the inclusion of an extra selling week in the fourth quarter of 2011, which reduced the rate by seven to eight percentage points.

Fourth-quarter 2012 gross margin of 55.6% declined 0.9 percentage points from the 56.5% of the prior-year period. On an adjusted basis, excluding the specified items shown on the attached quarterly Non-GAAP reconciliations table, fourth-quarter 2012 gross margin of 56.5% was 0.2 percentage points below that of a year ago. The decline was largely due to unfavorable foreign exchange rate movement, partially offset by positive business mix and manufacturing cost reduction activities.

Selling, general and administrative expenses for the fourth quarter of 2012 were slightly lower than those of the comparable quarter of the year before, reflecting the additional week and higher legal charges in the year-ago period. Research and development (R&D) expense in the fourth quarter of 2012 represented 5.1% of net sales, versus 5.4% of sales in the fourth quarter a year ago.

In the fourth quarter of 2012, the Company reported operating income of $552 million, versus $596 million in the same period the year before. Fourth-quarter 2012 adjusted operating income, excluding specified items on the attached table, was $635 million, compared with $685 million in the prior year. Fourth-quarter 2012 adjusted operating income, excluding the specified items, represented 21.2% of sales, versus 22.3% of sales in the year-ago period.

The fourth-quarter 2012 effective tax rate was 9.2%, versus an effective tax rate of 19.7% in the fourth quarter of 2011. The fourth-quarter 2012 adjusted tax rate, excluding specified items on the attached table, was 17.3%, versus 18.2% in the fourth quarter last year.

Diluted GAAP earnings per share from continuing operations were $0.96 in the fourth quarter of 2012, versus $0.93 per share in the comparable quarter of 2011. Fourth-quarter 2012 adjusted diluted earnings per share, excluding specified items on the attached table, were $1.02, versus $1.08 a year earlier.

For fiscal 2012, net sales of $11.85 billion were 2% above the $11.57 billion in the previous year. The fiscal 2012 sales growth rate was reduced by two percentage points due to unfavorable foreign exchange rate movement, and by another approximately two percentage points attributable to the inclusion of an extra selling week in fiscal 2011.

The Company reported operating income of $2.41 billion in fiscal 2012, versus $2.38 billion a year ago. Fiscal 2012 adjusted operating income, excluding the specified items on the attached table, was $2.67 billion, versus $2.57 billion in the previous year. Fiscal 2012 adjusted operating income, excluding specified items, represented 22.5% of sales, versus 22.2% last year.

The effective tax rate was 15.4% for fiscal 2012, versus an effective tax rate of 15.0% in 2011. Excluding the specified items on the attached table, the adjusted tax rate for 2012 was 17.3%, versus 18.3% in 2011.

Fiscal 2012 diluted GAAP earnings per share from continuing operations were $3.92, versus $3.79 in 2011. Excluding the specified items on the attached table, adjusted diluted earnings per share from continuing operations were $4.26 in fiscal 2012, versus $3.97 last year, a 7% increase.

“We delivered a solid performance in the fourth quarter, finishing 2012 in line with our expectations. Reported results were restrained by the strength of the U.S. dollar against most foreign currencies and by the anomaly of an extra selling week in the fourth quarter of 2011,” said José E. Almeida, Chairman, President and CEO. “In Medical Devices, our largest business segment, we continued to generate above-market growth, paced by new offerings that included the Sonicision™ cordless ultrasonic dissection device, Solitaire™ FR revascularization device and the Pipeline® embolization device.

“We made significant progress reshaping our portfolio in 2012. We announced the spinoff of the Pharmaceuticals business, while adding more than $4 billion in new market opportunities through acquisitions that offer excellent growth prospects,” Mr. Almeida added. “We ramped up R&D investment, launched over 25 new products and implemented a number of productivity initiatives to fund future growth. We again delivered outstanding sales gains in emerging markets, as we begin to reap the benefits of multi-year investments to expand our sales and marketing presence in these fast-growing regions.

“Looking to fiscal 2013, we remain comfortable with the sales and operating margin guidance we issued in September. Despite the headwinds of today’s market environment and the U.S. medical device tax, we are confident that our robust pipeline of new products, attractive investment opportunities and capital flexibility will enable us to meet marketplace challenges and deliver good organic growth.”

BUSINESS SEGMENT RESULTS

Medical Devices sales of $2.06 billion in the fourth quarter were 1% lower than the $2.09 billion in the comparable quarter of last year. Operational sales growth in the quarter was 2%, as foreign exchange rate movement reduced the quarterly sales growth rate by three percentage points. As stated earlier, sales were also negatively impacted by the extra selling week in the year-ago period. Operationally, fourth-quarter sales in Endomechanical were below those of a year ago. Strong gains for our innovative Tri-Staple™ reloads were more than offset by lower sales of surgical instruments, reflecting price pressures and the impact of the Duet TRS™ recall. In Soft Tissue Repair, higher mesh and biosurgery sales countered a decline for mechanical fixation products, which continue to face marketplace headwinds. Energy registered another double-digit quarterly sales advance, largely due to the continued strong performance of vessel sealing products. In Oximetry & Monitoring, operational sales were above those of last year’s fourth quarter, aided by higher sales of sensors and monitors. Airway & Ventilation sales were also ahead of the year-ago quarter, chiefly reflecting a double-digit increase for ventilators. Vascular products posted a sales gain, paced by exceptional growth for neurovascular products.

For fiscal 2012, Medical Devices sales rose 4% to $8.11 billion from $7.83 billion a year ago, led by higher sales of Vascular and Energy products. Foreign exchange rate movement lowered the sales growth rate by two percentage points.

Pharmaceuticals sales of $502 million in the fourth quarter were down 1% from last year’s fourth-quarter sales of $507 million. Operational sales growth in the quarter was 2%, as foreign exchange rate movement reduced the quarterly sales growth rate by three percentage points. Pharmaceuticals results were also negatively impacted by the extra selling week in the year-ago period. Sales of Specialty Pharmaceuticals climbed sharply from those of a year ago, primarily due to the strong performance of EXALGO® (hydromorphone HCl). Operationally, sales of Active Pharmaceutical Ingredients were above those of the fourth quarter of 2011, led by higher sales of peptides. Sales of Contrast Products in the quarter were below those of the year before, chiefly due to continued weakness in the United States, particularly for devices. Quarterly sales of Radiopharmaceuticals declined, compared with the prior-year period, reflecting lower sales in the Unites States and Europe.

For fiscal 2012, Pharmaceuticals sales advanced 2% to $2.00 billion from $1.97 billion a year ago. The growth was largely attributable to a 16% increase for Specialty Pharmaceuticals. Foreign exchange rate movement lowered the sales growth rate by one percentage point.

Medical Supplies fourth-quarter sales of $439 million fell 9% from $481 million in the comparable quarter of 2011, due to broad-based declines in all four product lines primarily reflecting the extra selling week in the year-ago period.

For fiscal 2012, sales of Medical Supplies, at $1.74 billion, were 2% below the $1.78 billion of 2011, reflecting lower sales of SharpSafety™ and OEM products. Foreign exchange rate movement lowered the sales growth rate by one percentage point.

In the fourth quarter of 2012, Covidien purchased approximately 9.6 million ordinary shares under its previously announced share buyback program.

ABOUT COVIDIEN

Covidien is a leading global healthcare products company that creates innovative medical solutions for better patient outcomes and delivers value through clinical leadership and excellence. Covidien manufactures, distributes and services a diverse range of industry-leading product lines in three segments: Medical Devices, Pharmaceuticals and Medical Supplies. With 2012 revenue of $11.9 billion, Covidien has 43,000 employees worldwide in 70 countries, and its products are sold in over 140 countries. Please visit www.covidien.com to learn more about our business.

CONTACTS

Eric Kraus Senior Vice President Corporate Communications 508-261-8305 eric.kraus@covidien.com	Coleman Lannum, CFA Vice President Investor Relations 508-452-4343 cole.lannum@covidien.com

Bruce Farmer Vice President Public Relations 508-452-4372 bruce.farmer@covidien.com	Todd Carpenter Director Investor Relations 508-452-4363 todd.carpenter@covidien.com

CONFERENCE CALL AND WEBCAST

The Company will hold a conference call for investors today, beginning at 8:30 a.m. ET. This call can be accessed three ways:

•	At Covidien’s website: http://investor.covidien.com

•

By telephone: For both “listen-only” participants and those participants who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the U.S. is 800-295-4740. For participants outside the U.S., the dial-in number is 617-614-3925. The access code for all callers is 60514263.

•

Through an audio replay: A replay of the conference call will be available beginning at 11:30 a.m. on November 9, 2012, and ending at 5:00 p.m. on November 16, 2012. The dial-in number for U.S. participants is 888-286-8010. For participants outside the U.S., the replay dial-in number is 617-801-6888. The replay access code for all callers is 67017254.

NON-GAAP FINANCIAL MEASURES

This press release contains financial measures, including operational growth, adjusted gross margin, adjusted operating income, adjusted earnings per share and adjusted operating margin, which are considered “non-GAAP” financial measures under applicable Securities & Exchange Commission rules and regulations.

These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others.

The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The Company generally uses these non-GAAP financial measures to facilitate management’s financial and operational decision-making, including evaluation of Covidien’s historical operating results, comparison to competitors’ operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Covidien’s business.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

FORWARD-LOOKING STATEMENTS

Any statements contained in this communication that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on our management’s current beliefs and expectations, but are subject to a number of risks, uncertainties and changes in circumstances, which may cause actual results or Company actions to differ materially from what is expressed or implied by these statements. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, our ability to effectively introduce and market new products or keep pace with advances in technology, the reimbursement practices of a small number of large public and private insurers, cost-containment efforts of customers, purchasing groups, third-party payors and governmental organizations, intellectual property rights disputes, complex and costly regulation, including healthcare fraud and abuse regulations and the Foreign Corrupt Practices Act, manufacturing or supply chain problems or disruptions, rising commodity costs, recalls or safety alerts and negative publicity relating to Covidien or its products, product liability losses and other litigation liability, divestitures of some of our businesses or product lines, our ability to execute strategic acquisitions of, investments in or alliances with other companies and businesses, competition, risks associated with doing business outside of the United States, foreign currency exchange rates and environmental remediation costs. These and other factors are identified and described in more detail in our Annual Report on Form 10-K for the fiscal year ended September 30, 2011, and in subsequent filings with the SEC. We disclaim any obligation to update these forward-looking statements other than as required by law.

Covidien plc

Consolidated Statements of Income

Quarters Ended September 28, 2012 and September 30, 2011

(dollars in millions, except per share data)

	Quarter Ended	Percent of	Quarter Ended	Percent of
	September 28, 2012 (1)	Net Sales	September 30, 2011 (1)	Net Sales
Net sales	$3,001	100.0%	$3,078	100.0%
Cost of goods sold (2)	1,333	44.4	1,338	43.5

Gross profit	1,668	55.6	1,740	56.5
Selling, general and administrative expenses (2)	929	31.0	938	30.5
Research and development expenses	153	5.1	167	5.4
Restructuring charges, net	34	1.1	39	1.3

Operating income	552	18.4	596	19.4
Interest expense	(51)	(1.7)	(50)	(1.6)
Interest income	3	0.1	5	0.2
Other income, net	7	0.2	22	0.7

Income from continuing operations before income taxes	511	17.0	573	18.6
Income tax expense	47	1.6	113	3.7

Income from continuing operations	464	15.5	460	14.9
Loss from discontinued operations, net of income taxes	(3)	(0.1)	(9)	(0.3)

Net income	$461	15.4	$451	14.7

Basic earnings per share:
Income from continuing operations	$0.97		$0.94
Loss from discontinued operations	(0.01)		(0.02)
Net income	0.96		0.92
Diluted earnings per share:
Income from continuing operations	$0.96		$0.93
Loss from discontinued operations	(0.01)		(0.02)
Net income	0.95		0.92
Weighted-average number of shares outstanding (in millions):
Basic	477		488
Diluted	483		493

(1)	Fourth quarter 2012 includes 13 weeks and fourth quarter 2011 includes 14 weeks.
(2)	Amortization expense of intangible assets is included in the following income statement captions in the amounts shown:

Cost of goods sold	$46	$40
Selling, general and administrative expenses	16	12

	$62	$52

Covidien plc

Non-GAAP Reconciliations

Quarters Ended September 28, 2012 and September 30, 2011

(dollars in millions, except per share data)

	Quarter Ended September 28, 2012 (1)
	Sales	Gross profit	Gross margin percent	Operating income	Operating margin percent	Income from continuing operations before income taxes	Income from continuing operations (2)	Diluted earnings per share from continuing operations
GAAP	$3,001	$1,668	55.6%	$552	18.4%	$511	$464	$0.96
Adjustments:
Impairments (3)	—	15		18		18	12	0.02
Restructuring and related charges, net (4)	—	2		36		36	29	0.06
Separation costs (5)	—	—		15		15	13	0.03
Transaction costs (6)	—	12		14		14	10	0.02
Tax matters (7)	—	—		—		—	(37)	(0.08)

As adjusted	$3,001	$1,697	56.5	$635	21.2	$594	$491	1.02

	Quarter Ended September 30, 2011 (1)
	Sales	Gross profit	Gross margin percent	Operating income	Operating margin percent	Income from continuing operations before income taxes	Income from continuing operations (2)	Diluted earnings per share from continuing operations
GAAP	$3,078	$1,740	56.5%	$596	19.4%	$573	$460	$0.93
Adjustments:
Restructuring and related charges, net (8)	—	4		43		43	30	0.06
Legal charges, net (9)	—	—		46		46	29	0.06
Impact of tax sharing agreement (10)	—	—		—		(12)	(12)	(0.02)
Tax matters (11)	—	—		—		—	25	0.05

As adjusted	$3,078	$1,744	56.7	$685	22.3	$650	$532	1.08

(1)	Fourth quarter 2012 includes 13 weeks and fourth quarter 2011 includes 14 weeks.
(2)	Adjustments are tax effected at the applicable local statutory tax rates.
(3)

Represents impairment charges resulting from the write-off of inventory and capital equipment associated with the discontinuance of our Duet TRS™ Universal Straight and Articulating Single-Use Loading Units, $15 million of which is included in cost of goods sold and the remaining $3 million of which is included in selling, general and administrative expenses.

(4)	Includes $34 million in restructuring charges, net and $2 million of restructuring-related accelerated depreciation included in cost of goods sold.
(5)	Represents costs incurred related to the separation of our Pharmaceuticals segment, which are included in selling, general and administrative expenses.
(6)

Represents acquisition-related costs, of which $12 million relates to the sale of acquired inventory that had been written up to fair value upon acquisition and is included in cost of goods sold and $2 million of which relates to transaction costs that are included in selling, general and administrative expenses.

(7)	Represents the tax benefit resulting from tax planning initiatives that were implemented during the fourth quarter of fiscal 2012.
(8)	Includes $39 million in restructuring charges, net and $4 million of restructuring-related accelerated depreciation included in cost of goods sold.
(9)

Relates to our indemnification obligations for certain claims pertaining to all known pending and estimated future pelvic mesh product liability cases, net of insurance recoveries, which is included in selling, general and administrative expenses.

(10)	Represents the non-interest portion of the impact of our tax sharing agreement with Tyco International and TE Connectivity included in other income, net.
(11)	Relates primarily to settlements reached with certain non-U.S. taxing authorities.

Covidien plc

Segment and Geographical Sales

Quarters Ended September 28, 2012 and September 30, 2011

(dollars in millions)

	Quarter Ended (1)
	September 28, 2012	September 30, 2011	Percent change	Currency impact	Operational growth (2)
Medical Devices
United States	$932	$921	1%	—%	1%
Non-U.S.	1,128	1,169	(4)	(7)	3

	$2,060	$2,090	(1)	(3)	2

Pharmaceuticals
United States	$344	$332	4%	—%	4%
Non-U.S.	158	175	(10)	(8)	(2)

	$502	$507	(1)	(3)	2

Medical Supplies
United States	$392	$425	(8)%	—%	(8)%
Non-U.S.	47	56	(16)	(9)	(7)

	$439	$481	(9)	(1)	(8)

Covidien plc
United States	$1,668	$1,678	(1)%	—%	(1)%
Non-U.S.	1,333	1,400	(5)	(7)	2

	$3,001	$3,078	(3)	(3)	—

(1)	Fourth quarter 2012 includes 13 weeks and fourth quarter 2011 includes 14 weeks.
(2)

Operational growth, a non-GAAP financial measure, measures the change in sales between current and prior year periods using a constant currency, the exchange rate in effect during the applicable prior year period. See description of non-GAAP financial measures contained in this release.

Covidien plc

Select Product Line Sales

Quarters Ended September 28, 2012 and September 30, 2011

(dollars in millions)

	Quarter Ended (1)		Percent change	Currency impact	Operational growth (2)
	September 28, 2012	September 30, 2011
Medical Devices
Endomechanical Instruments	$578	$624	(7)%	(4)%	(3)%
Soft Tissue Repair Products	216	230	(6)	(5)	(1)
Energy Devices	336	316	6	(4)	10
Oximetry & Monitoring Products	230	226	2	(2)	4
Airway & Ventilation Products	193	198	(3)	(5)	2
Vascular Products	407	393	4	(1)	5

Pharmaceuticals
Specialty Pharmaceuticals	$152	$137	11%	—%	11%
Active Pharmaceutical Ingredients	107	104	3	(1)	4
Contrast Products	133	144	(8)	(5)	(3)
Radiopharmaceuticals	110	122	(10)	(4)	(6)

(1)	Fourth quarter 2012 includes 13 weeks and fourth quarter 2011 includes 14 weeks.
(2)

Operational growth, a non-GAAP financial measure, measures the change in sales between current and prior year periods using a constant currency, the exchange rate in effect during the applicable prior year period. See description of non-GAAP financial measures contained in this release.

Covidien plc

Consolidated Statements of Income

Fiscal Years Ended September 28, 2012 and September 30, 2011

(dollars in millions, except per share data)

	Fiscal Year Ended September 28, 2012 (1)	Percent of Net Sales	Fiscal Year Ended September 30, 2011 (1)	Percent of Net Sales
Net sales	$11,852	100.0%	$11,574	100.0%
Cost of goods sold (2)	5,038	42.5	4,996	43.2

Gross profit	6,814	57.5	6,578	56.8
Selling, general and administrative expenses (2)	3,686	31.1	3,538	30.6
Research and development expenses	623	5.3	554	4.8
Restructuring charges, net	91	0.8	122	1.1
Shareholder settlement income	—	—	(11)	(0.1)

Operating income	2,414	20.4	2,375	20.5
Interest expense	(206)	(1.7)	(203)	(1.8)
Interest income	16	0.1	22	0.2
Other income, net	25	0.2	22	0.2

Income from continuing operations before income taxes	2,249	19.0	2,216	19.1
Income tax expense	347	2.9	333	2.9

Income from continuing operations	1,902	16.0	1,883	16.3
Income (loss) from discontinued operations, net of income taxes	3	—	(15)	(0.1)

Net income	$1,905	16.1	$1,868	16.1

Basic earnings per share:
Income from continuing operations	$3.96		$3.82
Income (loss) from discontinued operations	0.01		(0.03)
Net income	3.96		3.79

Diluted earnings per share:
Income from continuing operations	$3.92		$3.79
Income (loss) from discontinued operations	0.01		(0.03)
Net income	3.92		3.76

Weighted-average number of shares outstanding (in millions):
Basic	481		493
Diluted	486		497

(1)	Fiscal 2012 includes 52 weeks and fiscal 2011 includes 53 weeks.
(2)	Amortization expense of intangible assets is included in the following income statement captions in the amounts shown:

Cost of goods sold	$169	$154
Selling, general and administrative expenses	55	48

	$224	$202

Covidien plc

Non-GAAP Reconciliations

Fiscal Years Ended September 28, 2012 and September 30, 2011

(dollars in millions, except per share data)

	Fiscal Year Ended September 28, 2012 (1)
	Sales	Gross profit	Gross margin percent	Operating income	Operating margin percent	Income from continuing operations before income taxes	Income from continuing operations (2)	Diluted earnings per share from continuing operations
GAAP	$11,852	$6,814	57.5%	$2,414	20.4%	$2,249	$1,902	$3.92
Adjustments:
Impairments (3)	—	15		18		18	12	0.03
Restructuring and related charges, net (4)	—	13		104		104	77	0.16
Legal charges (5)	—	—		47		47	35	0.07
Separation costs (6)	—	—		36		36	31	0.06
Transaction costs (7)	—	17		49		43	30	0.06
Loss on retirement of debt (8)	—	—		—		9	9	0.02
Impact of tax sharing agreement (9)	—	—		—		(4)	(4)	(0.01)
Tax matters (10)	—	—		—		—	(24)	(0.05)

As adjusted	$11,852	$6,859	57.9	$2,668	22.5	$2,502	$2,068	4.26

	Fiscal Year Ended September 30, 2011 (1)
	Sales	Gross profit	Gross margin percent	Operating income	Operating margin percent	Income from continuing operations before income taxes	Income from continuing operations (2)	Diluted earnings per share from continuing operations
GAAP	$11,574	$6,578	56.8%	$2,375	20.5%	$2,216	$1,883	$3.79
Adjustments:
Inventory charges (11)	—	32		32		32	20	0.04
Restructuring and related charges, net (12)	—	4		126		126	90	0.18
Legal charges, net (5)	—	—		46		46	29	0.06
Shareholder settlement income (13)	—	—		(11)		(11)	(11)	(0.02)
Impact of tax sharing agreement (9)	—	—		—		6	6	0.01
Tax matters (14)	—	—		—		—	(43)	(0.09)

As adjusted	$11,574	$6,614	57.1	$2,568	22.2	$2,415	$1,974	3.97

(1)	Fiscal 2012 includes 52 weeks and fiscal 2011 includes 53 weeks.
(2)	Adjustments are tax effected at the applicable local statutory tax rates.
(3)

Represents impairment charges resulting from the write-off of inventory and capital equipment associated with the discontinuance of our Duet TRS™ Universal Straight and Articulating Single-Use Loading Units, $15 million of which is included in cost of goods sold and the remaining $3 million of which is included in selling, general and administrative expenses.

(4)	Includes $91 million in restructuring charges, net and $13 million of restructuring-related accelerated depreciation included in cost of goods sold.
(5)

Relates to our indemnification obligations for certain claims pertaining to all known pending and estimated future pelvic mesh product liability cases, net of insurance recoveries, which is included in selling, general and administrative expenses.

(6)	Represents costs incurred related to the separation of our Pharmaceuticals segment, which are included in selling, general and administrative expenses.
(7)

Includes acquisition-related costs, of which $20 million relates to transaction costs that are included in selling, general and administrative expenses; $17 million of which relates to the sale of acquired inventory that had been written up to fair value upon acquisition and is included in cost of goods sold; and $12 million of which relates a license agreement and is included in research and development expenses. Also includes a $6 million gain on the sale of our non-controlling interest in superDimension, which is included in other income, net.

(8)	Represents the loss on the retirement of debt included in other income, net, which resulted from the early redemption of certain senior notes.
(9)	Represents the non-interest portion of the impact of our tax sharing agreement with Tyco International and TE Connectivity included in other income, net.
(10)	Relates primarily to the tax benefit resulting from tax planning initiatives, partially offset by settlements reached with certain non-U.S. taxing authorities.
(11)	Represents acquisition-related costs related to the sale of acquired ev3 inventory that had been written up to fair value upon acquisition and is included in cost of goods sold.
(12)	Includes $122 million in restructuring charges, net and $4 million of restructuring-related accelerated depreciation included in cost of goods sold.
(13)	Represents income resulting from the reversal of our portion of the remaining reserves that had been established to settle Tyco International’s securities cases, which have all been resolved.
(14)

Primarily relates to a settlement reached with certain non-U.S. taxing authorities and, to a lesser extent, the release of certain U.S. and non-U.S. uncertain tax positions as a result of statute expirations.

Covidien plc

Segment and Geographical Sales

Fiscal Years Ended September 28, 2012 and September 30, 2011

(dollars in millions)

	Fiscal Year Ended (1)
	September 28, 2012	September 30, 2011	Percent change	Currency impact	Operational growth (2)
Medical Devices
United States	$3,683	$3,483	6%	—%	6%
Non-U.S.	4,428	4,346	2	(3)	5

	$8,111	$7,829	4	(2)	6

Pharmaceuticals
United States	$1,346	$1,288	5%	—%	5%
Non-U.S.	655	679	(4)	(5)	1

	$2,001	$1,967	2	(1)	3

Medical Supplies
United States	$1,543	$1,560	(1)%	—%	(1)%
Non-U.S.	197	218	(10)	(7)	(3)

	$1,740	$1,778	(2)	(1)	(1)

Covidien plc
United States	$6,572	$6,331	4%	—%	4%
Non-U.S.	5,280	5,243	1	(3)	4

	$11,852	$11,574	2	(2)	4

(1)	Fiscal 2012 includes 52 weeks and fiscal 2011 includes 53 weeks.
(2)

Operational growth, a non-GAAP financial measure, measures the change in sales between current and prior year periods using a constant currency, the exchange rate in effect during the applicable prior year period. See description of non-GAAP financial measures contained in this release.

Covidien plc

Select Product Line Sales

Fiscal Years Ended September 28, 2012 and September 30, 2011

(dollars in millions)

	Fiscal Year Ended (1)
	September 28, 2012	September 30, 2011	Percent change	Currency impact	Operational growth (2)
Medical Devices
Endomechanical Instruments	$2,336	$2,342	—%	(2)%	2%
Soft Tissue Repair Products	882	900	(2)	(3)	1
Energy Devices	1,305	1,170	12	(2)	14
Oximetry & Monitoring Products	867	853	2	(1)	3
Airway & Ventilation Products	743	752	(1)	(2)	1
Vascular Products	1,602	1,426	12	(1)	13

Pharmaceuticals
Specialty Pharmaceuticals	$573	$494	16%	—%	16%
Active Pharmaceutical Ingredients	433	416	4	(1)	5
Contrast Products	542	598	(9)	(3)	(6)
Radiopharmaceuticals	453	459	(1)	(2)	1

(1)	Fiscal 2012 includes 52 weeks and fiscal 2011 includes 53 weeks.
(2)

Operational growth, a non-GAAP financial measure, measures the change in sales between current and prior year periods using a constant currency, the exchange rate in effect during the applicable prior year period. See description of non-GAAP financial measures contained in this release.